Exhibit 99.1

Applied Digital Reports Fourth Quarter and 2005 Year End Financial Results
Wednesday March 8, 4:00 pm ET

Sequential Quarterly Revenue Increases 24% to $34.6 Million

VeriChip Corporation Achieves Record Revenue of $6.8 Million for the Quarter

Fourth Quarter Operating Margins Increase to 38.4% from 31.3% in 2004

DELRAY BEACH, Fla.--(BUSINESS WIRE)--March 8, 2006--Applied Digital (Nasdaq:ADSX - News), a leading provider of identification and security technology, today reported financial results for the fourth quarter of 2005 and year ended December 31, 2005. The Company’s consolidated financial results include the financial position, operating results and cash flows of its majority-owned subsidiaries, Digital Angel Corporation (AMEX:DOC - News) and InfoTech USA, Inc. (OTC:IFTH - News).

Revenue for the fourth quarter of 2005 was $34.6 million, compared to $27.8 million in the third quarter of 2005 and $31.4 million in the fourth quarter of 2004. The Company generated revenue growth at VeriChip Corporation, where revenue increased to $6.8 million in the fourth quarter of 2005 compared with $6.1 million in the third quarter of 2005 and approximately $68,000 in the fourth quarter of 2004. VeriChip’s revenue increase is attributable in large part to two acquisitions during 2005. Digital Angel Corporation also reported near record revenue of $14.8 million for the fourth quarter of 2005, compared to $13.8 million in the third quarter of 2005 and $14.3 million in the fourth quarter of 2004.

Revenue for the year ended December 31, 2005 was $113.7 million compared to revenue of $112.0 million for the year ended December 31, 2004. Digital Angel’s revenue for the year ended December 31, 2005 was $56.8 million, a 23% increase over the $46.3 million reported for 2004, while VeriChip’s revenue increased to $15.9 million for the year ended December 31, 2005 compared to $0.2 million for 2004.

Gross profit increased 35% to approximately $13.3 million in the fourth quarter of 2005 compared to approximately $9.8 million in the fourth quarter of 2004, and gross profit margins increased to 38.4% in the fourth quarter of 2005 compared to gross profit margins of 31.3% in the fourth quarter of 2004. Gross profit increased 37% to approximately $44.8 million for the year ended December 31, 2005 compared to approximately $32.8 million in 2004, and gross profit margins increased to 39.4% in 2005 compared to gross profit margins of 29.3% in 2004. Gross margin in both the fourth quarter and year ended December 31, 2005 significantly improved primarily as a result of a more favorable mix of business (due primarily to sales of higher margin products from VeriChip Corporation). VeriChip Corporation’s gross profit margins were approximately 59% for the year ended December 31, 2005.

The loss from continuing operations for the fourth quarter of 2005 was approximately $7.8 million, or $0.12 per share, compared to a loss from continuing operations of $13.2 million, or $0.24 per share, for the fourth quarter of 2004. Included in the loss from continuing operations for the fourth quarter of 2005 was an impairment charge of approximately $3.9 million (excluding $3.2 million of the charge attributable to the non Applied Digital stock holders of Digital Angel) for goodwill and other intangible assets associated with Digital Angel’s OuterLink subsidiary, $0.9 million of non-cash compensation expense associated with options granted to consultants, and approximately $0.5 million of accounting fees incurred in connection with preparing separate financial statements for VeriChip as a result of its contemplated initial public offering.

Included in the results from continuing operations for the fourth quarter of 2004 was a loss of $8.9 million attributable primarily to the decrease in the Company’s ownership percentage of Digital Angel during the period, and non-cash interest expense of approximately $2.2 million as a result of the quarter-to-quarter revaluation of certain of the Company’s warrants. These warrants were issued to certain investors in connection with the repayment of IBM Credit, the Company’s former lender. As a result of the warrants being exchangeable into shares of the Digital Angel common stock owned by the Company, the value of the warrants is required to be treated as liability on the Company’s balance sheet and the liability is required to be re-valued at each reporting period. Fluctuations in the market price of Digital Angel’s common stock result in increases/decreases in the value of the warrant liability, which are reflected in the Company’s operating results as increases/reductions in interest expense. The warrants vested on June 30, 2003 and expire on June 30, 2007. Partially offsetting this charge in the fourth quarter of 2004 was approximately $0.8 million in income from the partial exercise of these warrants. Excluding these items, the loss from continuing operations for the fourth quarter of 2005 was $2.5 million compared to a loss from continuing operations of $2.9 million in the 2004 fourth fiscal quarter.

The loss from continuing operations for the year ended December 31, 2005 was approximately $10.3 million. The loss from continuing operations available to common stockholders (after the deduction of preferred stock dividends and accretion of preferred stock beneficial conversion feature of $2.1 million), was $12.4 million, compared to a loss available to common stockholders of $18.8 million for the year ended December 31, 2004. The loss per share was $0.20 and $0.37 for the year ended December 31, 2005 and 2004, respectively. The Company’s preferred stock was fully converted during the third quarter of 2005.

Included in these results for the year ended December 31, 2005 was an impairment charge of $3.9 million (excluding $3.2 million of the charge attributable to the non Applied Digital stockholders of Digital Angel), $1.1 million of non-cash compensation expense, $0.5 million of accounting fees and an interest reduction of approximately $3.2 million as a result of the revaluation of the warrants, all of which is discussed above. Also included in the results for the year ended December 31, 2005 was income of $1.0 million attributable primarily to the increase in the Company’s ownership percentage of Digital Angel during 2005 as compared to an expense of $9.1 million in 2004 due primarily to a decrease in the Company’s ownership percentage during 2004. Also, included in the loss for the year ended December 31, 2004 was $0.9 million of expense associated with the revaluation of the warrants discussed above. Excluding these items, the loss from continuing operations for fiscal 2005 was $9.0 million compared to a loss from continuing operations of $8.8 million for 2004.

The Company ended fiscal 2005 with cash and cash equivalents of $22.4 million.

Some of the highlights of the fourth quarter and year-to-date 2006 included:

•
Filing of VeriChip’s IPO Registration Statement. On December 29, 2005, VeriChip filed it registration statement on Form S-1 with the Securities and Exchange Commission for its planned initial public offering.

•
Securing a $12 million non-convertible debt financing. In December 2005, the Company entered into a $12 million non-convertible more traditional debt facility. With an improved balance sheet and with progress the Company has made in other areas, it has obtained this traditional debt facility and repaid approximately $5.4 million in potentially convertible debt. The proceeds of this debt financing will provide additional working capital for the continued growth of Applied Digital, including the development of additional technologies, VeriChip Corporation and certain of the Company’s other subsidiaries.

•
Increasing international distribution of VeriChip’s Products. VeriChip entered into a distribution agreement with Ingersoll Rand Security Technologies, a sector of Ingersoll-Rand Company Limited. Under the terms of the agreement, Ingersoll Rand Security Technologies has the non-exclusive right to promote, sell, install and maintain certain of VeriChip’s infant protection, wander prevention and asset tracking products, as well as the related Auto-ID platform and application development interface, in healthcare, commercial and industrial markets in North and South America, including the Caribbean and Hawaii.

•
Shipping the first Hugs® in United Kingdom. On October 19, 2005, VeriChip shipped its first Hugs® infant protection system for use in the United Kingdom. The sale and installation of the Hugs system is being coordinated by VeriChip’s international distributor, Australia-based Austco Communication Systems Pty, Ltd.

•
Continuing the adoption of the VeriMed System. 9 new hospitals and medical facilities nationwide agreed to adopt the VeriMed(TM) System for patient identification in the fourth quarter, bringing the total to 80. Substantially all of these facilities are in the implementation stage.

•
Growing sales of electronic RFID sales at Digital Angel subsidiary. Sales of electronic RFID (radiofrequency identification) livestock tags in 2005, which totaled 1.9 million, increased 73% over total sales in 2004.

As previously stated, VeriChip has filed a registration statement in connection with its proposed initial public offering. VeriChip’s results are consolidated with the results of the Company. Therefore, any changes to VeriChip’s financial results in connection with the S-1 filing process could result in changes to the financial reporting of the Company, which changes may be material. Among other things, VeriChip has granted stock options with exercise prices based upon valuations of the fair value of VeriChip’s common stock on the dates of grant. While the Company and VeriChip believe that the valuations are correct, as part of the S-1 process VeriChip may be required to modify such valuations, which would result in a charge. Any such charge would also be required to be reflected in the Company’s financial statements and, as such, the results reported in this press release may change.

The Company’s executives will host a conference call to discuss these results. This conference call will take place at 4:30 p.m. today. Scott R. Silverman, Applied Digital’s Chairman and Chief Executive Officer, Michael Krawitz, Executive Vice President and General Counsel and Evan McKeown, Chief Financial Officer will host the call. Interested participants should call (800) 472-8309 when calling within the United States or (706) 643-9561 when calling internationally. Please use passcode 6099496. There will be a playback available as well. To listen to the playback, please call (800) 642-1687 when calling within the United States or (706) 645-9291 when calling internationally. Please use passcode 6099496. The call will also be webcast and will be available on the Company’s web site at www.adsx.com on the Home Page of the site.

About Applied Digital -- “The Power of Identification Technology”

Applied Digital develops innovative identification and security products for consumer, commercial, and government sectors worldwide. The Company’s unique and often proprietary products provide identification and security systems for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader in identification technology. Applied Digital is the owner of a majority position in Digital Angel Corporation (AMEX:DOC - News).

Statements about the Company’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company’s actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(In thousands, except par value)

ASSETS	December 31,
	2005	2004
CURRENT ASSETS	(Unaudited)
Cash and cash equivalents	$22,417	$30,839
Restricted cash	310	327
Accounts receivable and unbilled receivables (net of allowance
for doubtful accounts of $879 in 2005 and $810 in 2004)	26,236	16,553
Inventories	12,317	8,115
Other current assets	3,654	2,858
TOTAL CURRENT ASSETS	64,934	58,692

PROPERTY AND EQUIPMENT, NET	11,120	7,864

GOODWILL, NET	86,231	68,194

INTANGIBLES, NET	21,568	4,011

OTHER ASSETS	2,135	1,427

	$185,988	$140,188

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable and current maturities of long-term debt	$3,645	$2,044
Accounts payable	12,465	9,318
Accrued expenses	25,076	20,811
Net liabilities of discontinued operations	5,499	5,495
TOTAL CURRENT LIABILITIES	46,685	37,668

LONG-TERM DEBT AND NOTES PAYABLE	15,692	2,288
OTHER LONG-TERM LIABILITIES	7,303	5,075

TOTAL LIABILITIES	69,680	45,031
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	49,762	54,313

STOCKHOLDERS’ EQUITY
Preferred shares: Authorized 5,000 shares in 2005 and 2004 of $10 par value; special voting, no shares issued or outstanding in 2005 and 2004, Class B voting, no shares issued or outstanding in 2005 and 2004	—	—
Common shares: Authorized 125,000 shares in 2005 and 2004, of $.01 par value; 67,139 shares issued and 67,039 shares outstanding in 2005 and 56,541 shares issued and 56,441 shares outstanding in 2004	671	565
Additional paid-in-capital	506,168	471,271
Accumulated deficit	(441,387)	(431,222)
Common stock warrants	3,593	2,882
Treasury stock (carried at cost, 100 shares in 2005 and 2004)	(1,777)	(1,777)
Accumulated other comprehensive (loss) income	(122)	402
Notes received for shares issued	(600)	(1,277)
TOTAL STOCKHOLDERS’ EQUITY	66,546	40,844

	$185,988	$140,188

APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(In thousands, except per share data)

	For the years ended December 31,
	2005	2004	2003
	(Unaudited)
PRODUCT REVENUE	$97,669	$96,755	$77,774
SERVICE REVENUE	16,068	15,244	15,213
TOTAL REVENUE	113,737	111,999	92,987
COST OF PRODUCTS SOLD	60,301	71,851	59,538
COST OF SERVICES SOLD	8,611	7,365	5,354
GROSS PROFIT	44,825	32,783	28,095
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	48,034	36,335	55,880
RESEARCH AND DEVELOPMENT	7,202	3,795	6,255
DEPRECIATION AND AMORTIZATION	2,988	1,908	1,262
GOODWILL AND ASSET IMPAIRMENT	7,141	—	2,456
LOSS ON SALE OF SUBSIDIARY	—	—	(330)
GAIN ON EXTINGUISHMENT OF DEBT	—	—	70,064
INTEREST AND OTHER INCOME	2,643	1,896	919
INTEREST REDUCTION (EXPENSE)	1,720	(2,860)	(22,587)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAXES, MINORITY INTEREST, AND GAINS (LOSSES) ATTRIBUTABLE TO CAPITAL
TRANSACTIONS OF SUBSIDIARY	(16,177)	(10,219)	10,308

BENEFIT (PROVISION) FOR INCOME TAXES	447	(77)	(1,702)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST,
AND GAIN (LOSS) ATTRIBUTABLE TO CAPITAL TRANSACTIONS OF
SUBSIDIARY	(15,730)	(10,296)	8,606
MINORITY INTEREST	4,373	655	4,132
NET GAIN (LOSS) ON CAPITAL TRANSACTIONS OF SUBSIDIARY	411	11,090	(244)
GAIN (LOSS) ATTRIBUTABLE TO CHANGES IN MINORITY INTEREST AS A RESULT OF CAPITAL TRANSACTIONS OF SUBSIDIARY	598	(20,203)	(6,535)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(10,348)	(18,754)	5,959
GAIN (LOSS) FROM DISCONTINUED OPERATIONS,
NET OF INCOME TAXES OF $0	99	(730)	(2,434)
CHANGE IN ESTIMATE ON LOSS ON DISPOSAL AND OPERATING
LOSSES DURING THE PHASE OUT PERIOD	84	2,185	(382)
NET (LOSS) INCOME	(10,165)	(17,299)	3,143
PREFERRED STOCK DIVIDENDS	(1,573)	—	—
ACCRETION OF BENEFICIAL CONVERSION FEATURE OF REDEEMABLE PREFERRED STOCK - SERIES D	(474)	—	—
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(12,212)	$(17,299)	$3,143
(LOSS) EARNINGS PER COMMON SHARE - BASIC
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(0.20)	$(0.37)	$0.17
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	0.01	0.03	(0.08)

NET (LOSS) INCOME PER COMMON SHARE - BASIC	$(0.19)	$(0.34)	$0.09
(LOSS) EARNINGS PER COMMON SHARE - DILUTED
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(0.20)	$(0.37)	$0.16
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	0.01	0.03	(0.08)

NET (LOSS) INCOME PER COMMON SHARE - DILUTED	$(0.19)	$(0.34)	$0.08

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	62,900	51,291	36,178

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	62,900	51,291	37,299

Contact:
Investors:
CEOcast, Inc.
Dan Schustack or Ken Sgro, 212-732-4300
kensgro@ceocast.com
or
Media:
Direct Communications Group
John O. Procter, 202-772-2179
jprocter@dcgpr.com